Exhibit 4.26

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Investment Agreement

with respect to

Genetron Health’s Project of Precision Medicine Platform for Cancer Early Screening

between

Management Committee of Jiangsu Wuxi Huishan Economic Development Zone

and

Genetron Health (Hong Kong) Company Limited

Wuxi, China

November 2020

This Investment Agreement (hereinafter referred to as this “Agreement”) is entered into on November 27, 2020 in Wuxi City in Jiangsu Province of the People’s Republic of China by and between:

(1) Management Committee of Jiangsu Wuxi Huishan Economic Development Zone (hereinafter referred to as “Party A”) having its legal address at 189 Zhenghe Avenue, Huishan Economic Development Zone, Wuxi City, Jiangsu Province;

(2) Genetron Health (Hong Kong) Company Limited (hereinafter referred to as “Party B”), a company lawfully incorporated and validly existing under the laws of Hong Kong Special Administrative Region of the People’s Republic of China having its registered address at Rm. 19C, Lockhart Ctr., 301-307 Lockhart Rd., Wan Chai, Hong Kong.

(Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

Party A and its designated local government-managed fund Wuxi Huicheng Ruida Venture Capital Partnership (limited partnership) (hereinafter referred to as “Huicheng Ruida”) wish to cooperate with Party B in constructing a precision medicine platform for cancer early screening and carrying out large population cohort liver cancer screening for the benefit of the people in Wuxi City in Jiangsu Province (hereinafter referred to as the “Project”) and setting up a Genetron Health early screening center in Wuxi for the purpose of the Project.

On the principles of equal-footing, mutual benefit and joint development, the Parties agree as below through amicable consultation depending on the actual situation:

Article 1 Project Content

Party B and the third-party investor introduced by Huicheng Ruida shall jointly invest in and incorporate a sino-foreign joint venture (hereinafter referred to as the “Joint Venture”), and Party B shall select two wholly domestic-funded persons (individuals or other entities) to incorporate the project operating company (temporarily named as Genetron (Wuxi) Biotech Co., Ltd. The real name depends on the verification by and the registration with the industrial and commercial bureau) and its wholly-owned subsidiary (hereinafter referred to collectively as the “Operating Company”) in Jiangsu Wuxi (Huishan) Life Science & Technology Industrial Park. The Operating Company shall be controlled by the Joint Venture through VIE architecture.

The Operating Company shall be mainly responsible for the construction of the precision medicine platform for cancer early screening, implementation of liver screening in a large population cohort for the benefit of the people and the normal operation of gene detection, cancer screening and other processes under the Project in the future.

Article 2 Investment Architecture

The investment in the Project totals USD [***] million. The registered capital of the Joint Venture is USD50 million, wherein Party B contributes USD45 million, accounting for 90% in the equity of the Joint Venture; Huicheng Ruida contributes the equivalent amount of USD3 million in RMB, accounting for 6% in the equity of the Joint Venture; and the third-party investor contributes USD2 million or the equivalent amount in RMB, accounting for 4% in the equity of the Joint Venture. These contributions are all paid in cash.

Article 3 Investment Schedule

3.1 Registered Capital in Phase I

The registered capital in Phase I shall be paid up within 30 natural days upon incorporation of the Joint Venture, wherein Party B shall pay USD [***], Huicheng Ruida shall pay USD [***] the equivalent amount in RMB, and the third-party investor shall pay USD [***] the equivalent amount in RMB.

3.2 Remaining Registered Capital

The remaining registered capital is USD [***] which shall be paid by Party B within 3 years upon incorporation of the Joint Venture depending on the fund demand thereof.

Article 4 Company Governance

4.1 Huicheng Ruida shall assign a supervisor to the Joint Venture.

4.2 The legal representative(s), director(s), other supervisors (if any) except for the supervisor assigned by Huicheng Ruida, general manager and financial officer of the Joint Venture shall be assigned by Party B.

4.3 The legal representative(s), director(s), supervisor(s) and senior manager(s) of the Operating Company shall be appointed by Party B.

Article 5 Project Benefiting the People

Party A shall enroll in total 150,000 subjects in 3 consecutive years for the liver cancer early screening project of the Operating Company. The liver cancer early screening service shall be provided by the Operating Company or any of its affiliates as agreed by the parties. Specifically, [***] subjects are expected to be enrolled and undergo liver cancer early screening in 2020 and in total [***] in 2021 and 2022. The part of the [***] subjects that fails to undergo liver cancer early screening in 2020 will undergo the screening in the following two years.

The early screening service fee is RMB [***] per subject which shall be borne by Party A. As the laboratory construction, equipment procurement, employee recruitment and qualification cannot be completed in a short time, the Operating Company will retain Chongqing Jinchuang Fansheng Medical Laboratory Co. Ltd. to provide the early screening service before it satisfies the qualifications and conditions necessary for early screening, so as to accelerate the implementation of the early screening project that benefits the people. The laboratory constructed by the Operating Company in Wuxi will start to provide the early screening service within 30 days after it is completed and is qualified as a laboratory. Furthermore, Party A will provide support and necessary assistance for the Operating Company to [***] following the date of early screening, to the extent permitted by applicable laws and regulations and specifications.

Article 6 Fiscal Subsidies and Incentives

6.1 Party A waives the rent of the plant leased by the Joint Company and the Operating Company which is no larger than [***] in the first 5 years, provided that such plant is suitable as the registered address thereof and for the provision of early screening service and complies with the requirements of laws and regulations regarding purpose, fire safety, environment protection, security and construction;

6.2 Party A grants to Party B, Joint Venture and/or Operating Company subsidies for decoration and equipment procurement of no more than [***] in total. The subsidy for decoration shall be requested by submitting the applicable contract, invoice and third-party audit report. The subsidy for equipment procurement shall be requested by submitting the applicable contract and invoice. These requests shall be reviewed and the subsidies shall be issued within 3 months upon receipt of the requests;

6.3 Party A grants to the Joint Venture and Operating Company incentives at [***] each year from the first year to the third year, and at [***] each year from the fourth year to the sixth year upon the incorporation thereof, on the value-added tax and enterprise income tax paid thereby that contribute to the local finance. The incentive in each year shall be paid to the Joint Venture and Operating Company within 6 months following the end of that year;

6.4 Party A undertakes to grant to the Operating Company an incentive of RMB[***] if its laboratory is qualified by the National Health Commission for carrying out clinical gene amplification. This incentive shall be paid within 3 months upon such qualification.

Article 7 Undertakings and Warranties of the Parties

7.1 Party B’s Undertakings and Warranties

Party B undertakes to urge the Joint Venture and the Operating Company to issue invoices for all transactions conducted thereby and not to issue any invoice in a non-local place;

Party B undertakes to apply for public listing in the name of the Joint Venture upon conformance thereof to the requirements of laws and regulations regarding public listing;

Where Party B breaches Article 10 and Article 11 hereof and fails to provide a reasonable explanation and make rectification within 30 days upon receipt of the written notice of rectification from Party A, Party A shall be entitled to recover the subsidies or incentives granted to the Joint Venture or the Operating Company hereunder within 90 days upon Party B’s receipt of the written notice of rectification with a written notice to Party B.

7.2 Party A’s Undertakings and Warranties

Party A undertakes to urge and coordinate the relevant government departments so that the Joint Venture and the Operating Company can rapidly finish the registration, reporting and recording formalities necessary for incorporation and operation, and obtain the permits with respect to fire safety and environment protection, as well as the qualifications and license for operating a medical laboratory (including without limitation the practice license of medical institution, the qualifications for a laboratory to carry out clinical gene amplification, etc.).

Article 8 Default

8.1 Default and Indemnification

Where this Agreement cannot be performed or cannot be performed in full due to default of a party, the defaulting party shall be liable; where this Agreement cannot be performed or cannot be performed in full due to default of both Parties, the Parties shall be respectively liable according to the actual situation. Except otherwise agreed herein, the non-defaulting party shall be entitled to claim from the defaulting party indemnity for its losses arising from the default thereof (including without limitation the legal cost, attorney fee, etc.)

8.2 Continue to Perform

If either Party fails to perform any of its obligations hereunder, the other party shall be entitled to request it to continue to perform the obligation, in addition to the rights and remedies available under applicable laws and regulations and this Agreement.

Article 9 Force Majeure

If the performance hereof by either Party is affected or this Agreement cannot be performed as agreed by either Party due to earthquake, typhoon, flood, fire, war and other unpredictable force majeure events the occurrence and consequences of which cannot be prevented or avoided, the party shall notify the other party as soon as reasonably practical, and provide the other party within 30 days upon occurrence of the force majeure event with details of the event and a valid certificate issued by the notary office at the place of the force majeure event to justify its incapability of performance or full performance hereof, or its request for delayed performance hereof. Depending on the effect from the force majeure event on the performance hereof, the Parties may decide through consultation to terminate this Agreement, or partially relieve the affected party from the obligations and responsibilities hereunder, or delay the performance hereof.

Article 10 Confidentiality

10.1 Confidential Information

Either Party shall keep confidential the execution, performance and content hereof and the trade secrets, know-how, customer information and other confidential information of the other party that are learned or received during cooperation due to execution and performance hereof (hereinafter referred collectively as the “Confidential Information”), regardless of termination hereof. Either Party may use the Confidential Information of the other party exclusively for the performance hereof. Neither Party may disclose the Confidential Information of the other party to any third party without the prior written consent of the other party, otherwise the it shall be liable for breach hereof and indemnify for the losses arising from such disclosure.

10.2 Disclosure of Confidential Information

Subject to the prior written consent of the other party, either Party may disclose the Confidential Information of the other party to its employees, affiliates, consultants, agents or contractors only for the performance hereof, provided that it ensures such recipients keep the disclosed information confidential, otherwise it shall indemnify for the losses arising from such disclosure.

10.3 Non-confidential Information

The information in the Confidential Information that (1) is previously known to the receiving party as evidenced by written records; (2) becomes part of the public domain or becomes publicly available other than due to any fault of the receiving party; or (3) is obtained by the receiving party from any other channel, shall not be considered confidential.

Article 11 Dispute Resolution

This Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

Any dispute arising from performance hereof shall be resolved through consultation by the Parties, failing which, it shall be submitted to China International Economic and Trade Arbitration Commission to be resolved through arbitration in accordance with the then effective arbitration rules thereof. The seat of arbitration shall be in Beijing. The arbitration tribunal shall comprise three (3) arbitrators. The arbitration fee and the expenses arising from enforcement of the arbitration award (including reasonable attorney fee) shall be assumed by the losing party, unless otherwise specified by the award. The arbitration award shall be final and binding.

When the disputed part hereof, if any, is under arbitration, the remaining part hereof shall continue to be valid and performed by the Parties.

Article 12 Miscellaneous

12.1 Effectiveness and Term

This Agreement shall come into effect upon being signed and affixed with the official seal by the authorized representatives of the Parties. This Agreement benefits and binds on the Parties and their respective successors and permitted assignees. Neither Party may directly or indirectly (via legal or other manner) assign this Agreement or any of its rights or obligations hereunder, without prior written consent of the other party.

12.2. Notice

All notices and other communications hereunder shall be made in writing and be deemed served:

(a) upon delivery (with written acknowledgment of receipt), if it is delivered personally; (b) on the fifth (5) working day upon being dispatched, if it is sent by overnight express (with written acknowledgment of receipt); or (c) when it arrives at the mailing system of the recipient, if it is sent via email, to the following address (or any other address specially designated by the recipient in a notice given in accordance herewith).

If to Party A:

Management Committee of Jiangsu Wuxi Huishan Economic Development Zone

Attn: [***]

Address: [***]

Email: [***]

Tel.: [***]

If to Party B:

Genetron Health (Hong Kong) Company Limited

Attn: [***]

Address: [***]

Email: [***]

Tel.: [***]

12.3 Public Disclosure

Neither Party may make any public representation, announcement or disclosure in connection with this Agreement, the relationship of the Parties and the Project without the prior written consent of the other party, except specified or required by any applicable law, security regulatory authority or security exchange.

12.4 Counterpart

This Agreement is made in quadruplicate with each party holding two (2) counterparts which shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

(The remainder of this page is intentionally left blank. Below is the signature page of the Investment Agreement with respect to Genetron Health’s Project of Precision Medicine Platform for Cancer Early Screening between the Management Committee of Jiangsu Wuxi Huishan Economic Development Zone and Genetron Health (Hong Kong) Company Limited)

Party A: Management Committee of Jiangsu Wuxi Huishan Economic Development Zone (Seal)

/s/ Management Committee of Jiangsu Wuxi Huishan Economic Development Zone (Seal)

Legal representative (authorized agent):

Date: November 27, 2020

Party B: Genetron Health (Hong Kong) Company Limited

/s/ Genetron Health (Hong Kong) Company Limited (Seal)

Authorized representative:

Date: November 27, 2020